EXHIBIT 23.1

To the Board of Directors and Shareholders of DBV Technologies S.A.

Bagneux, France

We consent to the incorporation by reference in this Registration Statement on Form F-1, filed pursuant to Rule 462 (b) under the Securities Act of 1933, of our report dated April 29, 2015, relating to the consolidated financial statements of DBV Technologies S.A., appearing in the Registration Statement on Form F-1.

We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form F-1.

/s/ Deloitte & Associés

Represented by Fabien Brovedani

Neuilly-sur-Seine, France

July 14, 2015